UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2024

My City Builders, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	000-55233	27-3816969
(State or other Jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer I.D. No.)

100 Biscayne Blvd, #1611

Miami, FL 33132

Phone: (786) 553-4006

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a- l2 under the Exchange Act (17 CFR 240. l4a- l2)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240. l4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l3e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

On February 15, 2024, we received the resignation of KCCW Accountancy Corp. as our independent accountant. The reports of KCCW Accountancy Corp., on our financial statements for the fiscal years ended July 31, 2023 and 2022 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that the audit report of KCCW Accountancy Corp., on our financial statement for the year ended July 31, 2023 contained an “investment impairment assessment” which is a “critical audit matter” and the financial statements for the years ended July 31, 2023 and 2022 contained a “going concern” paragraph. Our Board of Directors did not recommend or approve of the resignation of KCCW Accountancy Corp. In connection with our audits for its two most recent fiscal years ended December 31, 2023 and 2022, and for the period up to the date of dismissal, we have had no disagreements with KCCW Accountancy Corp., on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KCCW Accountancy Corp., would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report on our financial statements for such years. We have provided KCCW Accountancy Corp., a copy of this report and requested that it furnish us with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether it agrees with the above statements. As of the date of filing this report with the SEC, KCCW Accountancy Corp., has yet to furnish us with a copy of the above-mentioned letter. We intend to file the letter with the SEC as soon as it is received.

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SIGNATURES

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

My City Builders, Inc.

/s/Yolanda Goodell
By:	Yolanda Goodell	Date: February 20, 2024
Its:	Interim Chief Executive Officer

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